PROMISSORY NOTE


Principal Amount: $100,000                                 Interest Rate: 10.00%

          In consideration of value received, receipt of which is hereby acknowledged, Montgomery Realty Group, Inc. a Nevada corporation doing business in California as Nevada - Montgomery Realty Group, Inc. ("Borrower") promises to pay to Dinesh Maniar ("Lender" or "Promisee"), or order, in lawful money of the United States of America, the principal amount of One Hundred Thousand Dollars ($100,000.00) or so much as may be outstanding, together with interest on the unpaid principal balance, at the rate of ten percent (10.00%) per annum, as set forth below. All payments under this note shall be made payable to Dinesh Maniar, or order.

Interest Payments: Interest shall accrue under this note at the rate of Ten Percent (10%) per annum. Interest shall be paid monthly, with interest payments commencing May 1, 2001 and continuing on the first day of each month until the maturity on April 30, 2002, at which time all accrued but unpaid interest shall be due and payable.

Principal Payment: All of the principal due under this note, together with accrued interest thereon, shall be due and payable on April 30, 2002.

Prepayment: This note may be prepaid, in whole or in part, prior to the maturity dates set forth above, without a prepayment penalty or other charge therefore.

Waiver: The Lender may delay or forgo enforcing any of his rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly agreed in writing, no party who signs this Note, whether as maker, guarantor or accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Note, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest, if any, and take such other action deemed necessary by Lender without the consent of or notice to anyone. All such parties agree that Lender may modify this Note without the consent of or notice to anyone other than the party with whom this modification is made.

Late Charges: In the event that any interest payment required hereunder is not paid on the due date and more than ten (10) days shall have elapsed since the due date, then Borrower shall pay to Lender a five percent (5%) late charge on said late payment.

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Event of Default: An Event of Default shall exist if any of the following occur:
(a) failure by Borrower to make any payment required by this Promissory Note when due; (b) failure by Borrower to honor any material term, covenant or condition as set forth in this Promissory Note; or (c) the commencement of a bankruptcy proceeding by Borrower.

Remedies Upon Default: In the Event of Default as described above, the Lender may, without election of remedies do one or more of the following: (a) continue to collect payments as they come due under this Note; (b) accelerate the principal balance due under this Note such that the full amount of accrued interest and principal becomes immediately payable; (c) take such actions as Lender deems appropriate to ensure payment of this Note.

Transferability: Lender may assign, pledge, mortgage, hypothecate, sell, transfer, convey or otherwise dispose of Lender's interest in this Note without the consent of Borrower or the giving of any notice. The obligations of Borrower under this Note are not transferable without the written consent of Lender.

Waiver: The Lender may delay or forgo enforcing any of her rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly agreed in writing, no party who signs this Note, whether as maker, guarantor or accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Note, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest, if any, and take such other action deemed necessary by Lender without the consent of or notice to anyone. All such parties agree that Lender modify this Note without the consent of or notice to anyone other than the party with whom this modification is made.

Attorneys Fees: This Note shall be governed by the laws of the State of California. In the event any action is taken by the Lender to enforce collection of any sum due under this Note, the maker agrees to pay, in addition to all other sums chargeable hereunder, reasonable costs and attorneys fees incurred in collection of this Note.

Counterparts: This Note may be executed in counterparts, each of which shall be deemed an original.

Dated: April 9, 2001                               /s/ Dinesh Maniar
                                                   ----------------------------
                                                   Mr. Dinesh Maniar
                                                   President
                                                   Montgomery Realty Group, Inc.

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